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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 15, 2008

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada L4G 7K1

(Address of Principal Executive Offices) (Zip Code)

(905) 726-2462

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Definitive Agreements

On September 15, 2008, the Registrant announced that it entered into the following definitive agreements: (i) an Amending Agreement made as of September 15, 2008 (the "Senior Bank Facility Amending Agreement") to amend the senior secured revolving credit facility (the "Senior Bank Facility") with a Canadian chartered bank; (ii) the Third Amending Agreement in Respect of the Bridge Loan Agreement between the Registrant, MID Islandi SF ("MIDI") and the Guarantors set forth therein, dated as of September 15, 2008 (the "Bridge Loan Amending Agreement"); and (iii) the Fifth Amending Agreement in Respect of the Third Amended and Restated Gulfstream Park Loan Agreement between Gulfstream Park Racing Association, Inc., the Guarantors set forth therein and MIDI, dated as of September 15, 2008 (the "Gulfstream Loan Amending Agreement").

The following descriptions of the Senior Bank Facility Amending Agreement, the Bridge Loan Amending Agreement and the Gulfstream Loan Amending Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 10.2 and 10.3 hereto that are incorporated by reference herein.

(i)    Senior Bank Facility Amending Agreement

The maturity date of the Senior Bank Facility was extended from September 15, 2008 to October 15, 2008. In connection with the amendment and extension of the Senior Bank Facility, MEC incurred a fee of $0.4 million.

(ii)   Bridge Loan Amending Agreement

The maturity date of the Bridge Loan was extended from September 30, 2008 to October 31, 2008 (or such later date or dates as may be determined in writing from time to time by the Lender in its sole discretion, with such later date or dates being subject to such conditions as may be determined by the Lender in its sole discretion). In connection with the amendment and extension of the Bridge Loan, the Registrant incurred a fee of $0.5 million.

(iii)   Project Financing Amendments

In connection with the amendments to the Bridge Loan, the Registrant and MIDI also amended the project financing facilities provided to Gulfstream Park and Remington Park. These amendments included extending the deadline for repayment of at least $100 million under the Gulfstream Park project financing facility from September 30, 2008 to October 31, 2008 (or such later date or dates as may be determined in writing from time to time by the Lender in its sole discretion, with such later date or dates being subject to such conditions as may be determined by the Lender in its sole discretion), during which time any repayments made under either facility will not be subject to a make-whole payment.

Item 8.01    Other Events

Special Committee Process

Consideration of the amendments to the financing arrangements with MIDI was supervised by the Special Committee of the Registrant's board of directors consisting of Jerry D. Campbell (Chairman), Anthony J. Campbell and William J. Menear. The approval of the Registrant's board followed a favorable recommendation of the Special Committee.

Item 9.01    Financial Statements and Exhibits

(c)    Exhibits

Exhibit 10.1	Seventeenth Amending Agreement between the Registrant, the Guarantors set forth therein and the Bank of Montreal, made as of September 15, 2008 to amend the Senior Bank Facility.
Exhibit 10.2	Third Amending Agreement in Respect of the Bridge Loan Agreement between the Registrant, the Guarantors and MID Islandi SF dated as of September 15, 2008.
Exhibit 10.3
Fifth Amending Agreement in Respect of the Third Amended and Restated Gulfstream Park Loan Agreement between Gulfstream Park Racing Association, Inc., the Guarantors and MID Islandi SF dated as of September 15, 2008.
Exhibit 99.1	Copy of Registrant's Press Release dated September 15, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
September 16, 2008
	by:	/s/ WILLIAM FORD William G. Ford Secretary

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  Item 1.01 Entry into Definitive Agreements
  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits
SIGNATURES